756973254.3 VESTIS CORPORATION INCENTIVE COMPENSATION RECOUPMENT POLICY The Board of Directors (the “Board”) of Vestis Corporation (the “Corporation”) believes that it is in the best interests of the Company and its shareholders to adopt this Incentive Compensation Recoupment Policy (the “Policy”), which provides for the recovery of certain incentive compensation in the event of an Accounting Restatement (as defined below). This Policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”) and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “Listing Standards”). A. Administration Except as specifically set forth herein, this Policy shall be administered by the Board or, if so designated by the Board, a committee thereof (the Board or such committee charged with administration of this Policy, the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Administrator shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by the Policy. In the administration of this Policy, the Administrator is authorized and directed to consult with the full Board or such committees of the Board as may be necessary or appropriate as to matters within the scope of its responsibility and authority. Subject to any limitation at applicable law, the Administrator may authorize and empower any officer or employee of the Corporation to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). B. Definitions As used in this Policy, the following definitions shall apply. Other terms used in this Policy may be defined in other sections of this Policy: “Accounting Restatement” means an accounting restatement of the Corporation’s financial statements due to the Corporation’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Applicable Period” means the three completed fiscal years immediately preceding the date on which the Corporation is required to prepare an Accounting Restatement, as well as any transition period (that results from a change in the Corporation’s fiscal year) within or immediately following those three completed fiscal

2 756973254.3 years (except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year). The “date on which the Corporation is required to prepare an Accounting Restatement” is the earlier to occur of (1) the date the Board, a committee of the Board or an officer or officers of the Corporation authorized to take such action if Board action is not required concludes, or reasonably should have concluded, that the Corporation is required to prepare an Accounting Restatement or (2) the date a court, regulator or other legally authorized body directs the Corporation to prepare an Accounting Restatement, in each case regardless of if or when the restated financial statements are filed. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. “Covered Executives” means the Corporation’s current and former executive officers, as determined by the Administrator in accordance with the definition of executive officer set forth in Rule 10D-1 and the Listing Standards. “Erroneously Awarded Compensation” has the meaning set forth in Section E of this Policy. “Financial Reporting Measure” is any measure that is determined and presented in accordance with the accounting principles used in preparing the Corporation’s financial statements, and any measure that is derived wholly or in part from such measure. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the Corporation’s financial statements or included in a filing with the Securities and Exchange Commission. “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-Based Compensation is “received” for purposes of this Policy in the Corporation’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period. C. Application of the Policy This Policy applies to Incentive-Based Compensation received by a Covered Executive: (1) after beginning services as a Covered Executive; (2) if that person served as a Covered Executive at any time during the performance period for such Incentive-Based Compensation; and (3) while the Corporation had a listed class of securities on a national securities exchange. D. Required Recoupment

3 756973254.3 In the event the Corporation is required to prepare an Accounting Restatement, the Corporation shall promptly recoup the amount of any Erroneously Awarded Compensation received by any Covered Executive, as calculated pursuant to Section E hereof, during the Applicable Period. The Administrator may, in its sole discretion, suspend continued vesting and payout of Incentive-Based Compensation of any Covered Executive while the Accounting Restatement is pending. E. Erroneously Awarded Compensation The amount of “Erroneously Awarded Compensation” subject to recovery under the Policy, as determined by the Administrator, is the amount of Incentive-Based Compensation received by the Covered Executive that exceeds the amount of Incentive- Based Compensation that would have been received by the Covered Executive had it been determined based on the restated amounts. Erroneously Awarded Compensation shall be computed by the Administrator without regard to any taxes paid by the Covered Executive in respect of the Erroneously Awarded Compensation. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the Accounting Statement: (1) the Administrator shall determine the amount of Erroneously Awarded Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and (2) the Corporation shall maintain documentation of the determination of that reasonable estimate and provide such documentation to the New York Stock Exchange (“NYSE”). F. Method of Recoupment The Administrator shall determine, in its sole discretion, the timing and method for promptly recouping Erroneously Awarded Compensation hereunder, which may include without limitation (1) seeking reimbursement of all or part of any cash or equity- based award, (2) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (3) cancelling or offsetting against any planned future cash or equity-based awards, (4) forfeiture of deferred compensation, and (5) any other method authorized by the Administrator; provided, however, that any action pursuant to sections (1) through (5) shall be subject to applicable law and compliance with Section 409A of the Code . Subject to compliance with any applicable law, including without limitation Section 409A of the Code, the Administrator may affect recovery under this Policy from any amount otherwise payable to the Covered Executive, including amounts payable to such individual under any otherwise applicable Corporation plan or program, including base salary, bonuses or commissions and compensation previously deferred by the Covered Executive.

4 756973254.3 The Corporation is authorized and directed pursuant to this Policy to recoup Erroneously Awarded Compensation in compliance with this Policy unless the Compensation Committee and Human Resources Committee of the Board has determined that recovery would be impracticable solely for the following limited reasons, and subject to the following procedural and disclosure requirements:  The direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Administrator must make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover and provide that documentation to the NYSE;  recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on violation of home country law, the Corporation must obtain an opinion of home country counsel, acceptable to NYSE, that recovery would result in such a violation, and must provide such opinion to the NYSE; or  Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Corporation, to fail to meet the requirements of Code Sections 401(a)(13) or 411(a) and regulations thereunder. G. No Covered Executive Indemnification Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Executive that may be interpreted to the contrary, the Corporation shall not indemnify any Covered Executives against the loss of any Erroneously Awarded Compensation, including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Executives to fund potential recoupment obligations under this Policy. H. No Additional Payments In no event shall the Corporation be required to award Covered Executives an additional payment if the restated or accurate financial results would have resulted in a higher Incentive-Based Compensation payment. I. Effective Date; Application This Policy shall be effective as of October 2, 2023 (the “Effective Date”). The terms of this Policy shall apply to any Incentive-Based Compensation that is received by

5 756973254.3 Covered Executives on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded, granted or paid to Covered Executives prior to the Effective Date. Without limiting the generality of Section F hereof, and subject to applicable law, the Administrator may affect recovery under this Policy from any amount of compensation approved, awarded, granted, payable or paid to the Covered Executive prior to, on or after the Effective Date. The Board intends that this Policy shall be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Corporation under applicable law or pursuant to the terms of any similar policy or in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Corporation. Nothing contained in this Policy, and no recoupment or recovery as contemplated by this Policy, shall limit any claims, damages or other legal remedies the Corporation or any of its affiliates may have against a Covered Executive arising out of or resulting from any actions or omissions by the Covered Executive. J. Acknowledgment Each Covered Executive shall sign and return to the Corporation, within 30 calendar days following the later of (1) the Effective Date of this Policy set forth above or (2) the date the individual becomes a Covered Executive, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Executive agrees to be bound by, and to comply with, the terms and conditions of this Policy. K. Amendment and Interpretation The Board may amend this Policy from time to time in its discretion, and shall amend this Policy as it deems necessary, appropriate or advisable to reflect the regulations adopted by the SEC and to comply with any rules or standards adopted by a national securities exchange on which the Corporation’s securities are then listed. This Policy shall be interpreted in a manner that is consistent with Rule 10D-1 under the Exchange Act, Section 303A.14 of the NYSE Rules and any related rules or regulations adopted by the SEC or the NYSE (the “Applicable Rules”) as well as any other applicable law. To the extent the Applicable Rules require recovery of Incentive-Based Compensation in additional circumstances beyond those specified above, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Corporation to recover Incentive-Based Compensation to the fullest extent required by the Applicable Rules. L. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. M. Disclosure Obligations

6 756973254.3 The Corporation shall file all disclosures with respect to this Policy required by applicable SEC filings and rules. N. Entire Agreement This Policy supersedes all prior contracts, agreements and understandings, written or oral, with any Covered Executive regarding the subject matter hereof. In the event any contract, agreement or understanding with any Covered Executive is inconsistent with the terms of this Policy, the terms of this Policy shall govern. O. Applicable Law This Policy will be governed by and construed in accordance with the laws of Delaware without reference to the principles of conflict of laws. . Adopted on: September 29, 2023

EXHIBIT A VESTIS CORPORATION INCENTIVE COMPENSATION RECOUPMENT POLICY ACKNOWLEDGEMENT FORM By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Vestis Corporation (the “Corporation”) Incentive Compensation Recoupment Policy (the “Policy”) and that the undersigned agrees to its application to the undersigned as a Covered Executive. The undersigned’s receipt of grants of equity or incentive compensation on or after the effective date of the Policy is conditioned on the undersigned’s agreement to the terms of the Policy. By signing below, the undersigned agrees that the Policy, as it may be amended from time to time, applies to the undersigned’s Incentive-Based Compensation (as defined in the Policy), regardless of whether it is granted on, before, or after the date on which this Policy was adopted by the Corporation or the date that the undersigned signs acknowledgement form. Additionally, the undersigned agrees and acknowledges that the Policy supersedes any prior contract, agreement and understanding, written or oral, between the undersigned and the Corporation with respect to the subject matter thereof and that, in the event any contract, agreement or understanding with the undersigned is inconsistent with the Policy, the terms of the Policy shall govern. The undersigned also agrees and acknowledges that the Incentive-Based Compensation subject to the Policy are voluntary programs, that the undersigned has chosen to accept such Incentive-Based Compensation understanding that such Incentive-Based Compensation is subject to recoupment as set forth in the Policy, and that the undersigned specifically agrees to such recoupment. COVERED EXECUTIVE Signature Print Name Date